77Q1(e)(2)

Amendment No. 1 to Subadvisory Agreement between American Century Investment
Management, Inc. and Nomura Corporate
Research and Asset Management Inc., effective as of October 2, 2017 (filed electronically as Exhibit d13 to Post-Effective Amendment No.
69 to the Registration Statement of the
Registrant on September 29, 2017, File No. 33-
65170, and incorporated herein by reference).